Exhibit 23.01

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236
Tel: (847) 324-7500

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 3 to Registration Statement No. 333-174539 on Form S-1 of our report dated March 30, 2012, relating to the consolidated financial statements of Pernix Group, Inc., and subsidiaries, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Reznick Group, P.C.

Skokie, Illinois
April 26, 2012

www.reznickgroup.com